Exhibit 3.6

CONSTITUTION

OF

BROAD CAPITAL ACQUISITION LTD

(ACN 666 535 539)

6.	CALLS	9
6.1	Directors may make calls	9
6.2	Notice of calls	9
6.3	Difference in terms of issue as to calls	10
6.4	Fixed payments deemed calls	10
6.5	Interest on sums not paid	10
6.6	Payment of calls	10
6.7	Proof of calls	10
6.8	Prepayment of calls	10

7.	FORFEITURE OF SHARES	11
7.1	Forfeiture upon non-payment of calls	11
7.2	Evidence of forfeiture	11
7.3	Effect of forfeiture	11
7.4	Sale of forfeited Share	11
7.5	Proceeds of sale	12
7.6	Redemption of forfeited Shares	12
7.7	Surrender of Shares	12

8.	TRANSFER OF SHARES	12
8.1	Transfer document	12
8.2	Registration procedure	13
8.3	Registration of transfer	13
8.4	Restrictions on transfer	13
8.5	Notice of refusal to register	13
8.6	Transfer not complete until name entered in the Register	14
8.7	More than 3 persons registered	14

9.	TRANSMISSION OF SHARES	14
9.1	Death of a Member	14
9.2	Transmission on death or bankruptcy	14
9.3	Election as to registration on transmission	14

10.	ALTERATION OF CAPITAL	15
10.1	Company’s power to alter capital	15
10.2	Reduction of capital	15
10.3	Power to buy Shares	15

11.	VARIATION OR CANCELLATION OF RIGHTS	15
11.1	Variation or cancellation of rights of class of Shares	15
11.2	No consent or sanction required for redemption	16
11.3	No variation by issue of further Shares ranking equally	16

12.	RESTRICTED SECURITIES	16

13.	PROPORTIONAL TAKEOVER BIDS	16
13.1	Definitions	17
13.2	Prohibition on registration of transfer unless takeover scheme approved	17
13.3	Approving resolution	17
13.4	Entitlement to vote on approving resolution	17

13.5	Bidder and associates not entitled to vote	17
13.6	Approving resolution passed	17
13.7	General meeting provisions to apply	18
13.8	Meeting to be held before approving resolution deadline	18
13.9	Notice as to whether approving resolution is passed	18
13.10	Approving resolution deemed to have been passed	18
13.11	Effect of this clause	18

14.	UNMARKETABLE PARCELS	18
14.1	Definitions	18
14.2	Notice to Unmarketable Parcel Holder	19
14.3	Revocation or withdrawal of notice	19
14.4	Sale of Unmarketable Parcels	19
14.5	Company may not sell below Authorised Price	20
14.6	Company to pay all costs	20
14.7	Title of purchaser of Unmarketable Parcel	20
14.8	Remedy of Unmarketable Parcel Holder	20
14.9	Evidence of sale in accordance with this clause	20
14.10	Receipt of proceeds of sale	20
14.11	Company to deal with proceeds of sale	20
14.12	Overriding effect of this clause	21
14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement	21
14.14	Clause may be invoked only once in any 12 Month period	21

15.	GENERAL MEETINGS	21
15.1	Annual general meetings	21
15.2	General meetings	22
15.3	Members may requisition meeting	22
15.4	Notice of general meeting	22
15.5	Contents of notice of general meeting	22
15.6	Omission to give notice	22

16.	PROCEEDINGS AT GENERAL MEETING	23
16.1	Member deemed to be present	23
16.2	Attorney of Member	23
16.3	Representative of body corporate	23
16.4	Quorum for general meeting	23
16.5	No quorum	23
16.6	Chairman of general meeting	24
16.7	Powers of chairman	24
16.8	Adjournment of general meeting	24
16.9	Notice of adjourned meeting	24

17.	VOTING	24
17.1	Resolution determined by majority	24
17.2	Casting vote of chairman	24
17.3	Method of voting	25
17.4	Demand for poll	25
17.5	Conduct of poll	25
17.6	Votes	25

17.7	Voting if call unpaid on Shares	25
17.8	Voting by joint holders	26
17.9	Voting by transmittee	26
17.10	Voting by Member of unsound mind	26
17.11	Voting exclusions	26
17.12	Ruling on entitlements and votes	27

18.	PROXIES	27
18.1	Instrument appointing proxy	27
18.2	Deposit of proxy with company	27
18.3	Presence of Member	27
18.4	Validity of vote given in accordance with proxy	28
18.5	Form of proxy	28

19.	DIRECTORS	28
19.1	Number of Directors	28
19.2	No Share qualification	28
19.3	Election of Directors by company	28
19.4	Directors may fill casual vacancies or appoint additional Directors	28
19.5	Eligibility for election as a Director	29
19.6	Alternate Director	29
19.7	Auditor cannot be Director	30

20.	DIRECTOR’S TENURE OF OFFICE	30
20.1	Directors’ tenure of office	30
20.2	Retirement by rotation	30
20.3	Retiring Director eligible for re-election	30
20.4	Removal of Director by the Company	31
20.5	Vacation of office	31

21.	DIRECTOR’S REMUNERATION	31
21.1	Remuneration for non-executive directors	31
21.2	Additional remuneration for extra services	31
21.3	Remuneration to be in accordance with Listing Rules	32
21.4	Expenses of Directors	32

22.	DIRECTOR’S CONTRACTS	32
22.1	Directors not disqualified from holding office or contracting with the Company	32
22.2	Director can act in professional capacity	33
22.3	Director not to vote on contract in which it has a material personal interest	33
22.4	Directors to declare interest	33
22.5	Directors to declare potential conflicts	33
22.6	Secretary to record declarations of Directors	33

23.	POWERS OF DIRECTORS	33
23.1	Powers of Directors	34
23.2	Powers to borrow or raise money	34
23.3	Directors may vote Shares in other corporations	34
23.4	Agent or attorney	34

23.5	Sub-delegation of powers	34

24.	EXECUTIVE DIRECTORS	35
24.1	Managing director	35
24.2	Directors may confer powers on executive directors	35
24.3	Remuneration of executive directors	35

25.	PROCEEDINGS OF DIRECTORS	35
25.1	Board meetings	35
25.2	Director to be regarded as present at meeting	35
25.3	Place of meeting	35
25.4	Convening of Directors meeting	36
25.5	Notice of meeting	36
25.6	Directors may act notwithstanding vacancy	36
25.7	Quorum for Board meetings	36
25.8	Meeting competent to exercise all powers	36
25.9	Chairman of Board meetings	36
25.10	Documents tabled at meeting	36
25.11	Questions to be decided by majority	37
25.12	Resolution in writing	37
25.13	Resolution passed deemed to be determination of Board	37
25.14	Committee powers and meetings	37
25.15	Validity of acts of Directors	37

26.	SECRETARY	37

27.	MINUTES AND REGISTERS TO BE KEPT	38
27.1	Minutes	38
27.2	Minutes to be signed by chairman	38
27.3	Registers	38
27.4	Branch registers	38

28.	THE SEAL	39
28.1	Use of common seal	39
28.2	Duplicate seals	39
28.3	Share seal	39
28.4	Affixing the Share seal	39

29.	Negotiable instruments	39

30.	RESERVES	40
30.1	Reserves	40
30.2	Carry forward of profits	40
30.3	Revaluation of assets	40

31.	DIVIDENDS	40
31.1	Power to determine and declare dividends vested in Directors	40
31.2	Apportionment of dividends	40
31.3	Dividends only payable out of profits	40
31.4	Dividend payable by distribution of assets	40
31.5	Dividends may be payable in foreign currency	41

31.6	No interest payable on dividends	41
31.7	Directors may retain certain dividends	41
31.8	Directors may deduct from dividends money payable to Company	41
31.9	Payment of dividends	41
31.10	Unclaimed dividends	42
31.11	Dividend Reinvestment Plan	42
31.12	Amendment of Dividend Reinvestment Plan	42

32.	CAPITALISATION OF PROFITS	42
32.1	Capitalisation of profits	42
32.2	Directors powers in relation to capitalisation of profits	43

33.	FINANCIAL STATEMENTS	43
33.1	Financial records	43
33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting	43
33.3	Financial statements and reports	43

34.	AUDIT	43
34.1	Auditors	44
34.2	Financial statements to be audited	44
34.3	Approval of financial statements	44
34.4	Register to be audited	44

35.	INSPECTION OF RECORDS	44

36.	NOTICES	44
36.1	Service of notices by Company	44
36.2	Posting notices to overseas Members	44
36.3	Notices to joint holders	45
36.4	Notice deemed to be served	45
36.5	Service by post	45
36.6	Notices to Members whose whereabouts unknown	45
36.7	Notices binding on transferees	45
36.8	Notice to deceased or bankrupt Members	46
36.9	Signing of notices	46
36.10	Counting of days	46

37.	WINDING UP	46
37.1	Distribution of surplus assets	46
37.2	Fee or commission paid to liquidator to be approved in general meeting	46
37.3	Distribution in specie	46

38.	INDEMNITY AND INSURANCE	47
38.1	Indemnity	47
38.2	Insurance	48

Corporations Act 2001

A Company Limited by Shares

Constitution

of

BROAD CAPITAL ACQUISITION LTD

(ACN 666 535 539)

1.	PRELIMINARY

1.1	Definitions

In this Constitution, unless the context otherwise requires:

“ASX” means ASX Limited ABN 98 008 624 691;

“Board” means the Directors acting as a Board of Directors;

“CHESS” means the Clearing House Electronic Sub-register System established and operated by ASX Settlement;

“CHESS approved securities” means securities approved by ASX Settlement in accordance with the ASX Settlement Operating Rules;

“Company” means Broad Capital Acquisition Ltd (ACN 666 535 539);

“Constitution” means the constitution of the Company for the time being in force;

“Directors” mean the directors of the Company from time to time;

“Financial Year” has the meaning given to the term “financial year” in the Act;

“Act” means the Corporations Act 2001;

“Listing Rules” means the Listing Rules of the ASX and any other rules of the ASX (if the Company is listed on the ASX) which apply while the Company is admitted to the Official List, each rule as amended or replaced from time to time, except to the extent of any express written waiver by the ASX;

“Member” means a person who is entered in the Register as the holder of Shares in the capital of the Company;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Official List” has the same meaning given to the term “official list” in the Listing Rules;

“Register” means the registers and/or subregisters of Members to be kept pursuant to the Act and the Listing Rules;

“Related Body Corporate” has the same meaning given to the term “related body corporate” in the Act;

“Resolution” means a resolution other than a Special Resolution;

“Restricted Securities” has the same meaning given to it in the Listing Rules;

“ASX Settlement” means ASX Settlement Pty Limited as approved as the Securities Clearing House under the Act;

“ASX Settlement Operating Rules” means the operating rules of ASX Settlement Pty Limited from time to time;

“Seal” means the common seal of the Company (if any) or, where appropriate, the duplicate seal or the official seal;

“Secretary” means a person appointed as secretary of the Company and also includes any person appointed to perform the duties of secretary on a temporary basis and any duly appointed assistant secretary;

“Shares” means shares in the capital of the Company; and

“Special Resolution” has the same meaning given to the term “special resolution” in the Act.

1.2	Corporations Act and Listing Rules definitions

In this Constitution, unless the context otherwise requires, an expression defined in, or given a meaning for the purposes of, the Act or the Listing Rules, has the same definition or meaning in this Constitution to the extent it relates to the same matter for which it is defined or given a meaning in the Act or the Listing Rules.

1.3	Interpretation

In this Constitution, unless the context otherwise requires:

(a)	a reference to:

(i)	the singular includes the plural and vice versa;

(ii)	a gender includes every gender;

(iii)	the Act, any section, regulation or schedule of the Act or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced;

(iv)	“in writing” or “written” includes printing, lithography, photography and other means of representing or reproducing words in a visible form;.

(v)	“paid up” or “paid” includes credited as paid up or paid;

(vi)	“dividend” includes bonus;

(vii)	any person includes a reference to any individual, company, body corporate, association, partnership, firm, joint venture, trust or government agency;

(viii)	the word “including” or “includes” means “including but not limited to” or “including without limitation”; and

(b)	headings are for convenience only and must be ignored in interpreting this Constitution.

1.4	Replaceable rules not to apply

To the maximum extent permitted by the Act, the provisions of the Act that apply as replaceable rules do not apply to the Company.

1.5	Constitution subject to the Act

This Constitution is subject to the Act and where there is any inconsistency between a clause of this Constitution and the Act, the Act prevails to the extent of the inconsistency.

1.6	Listing Rules and ASX Settlement Operating Rules only to have effect if Company is listed

In this Constitution, a reference to the Listing Rules or ASX Settlement Operating Rules is to have effect only if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.

1.7	Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List, the following clauses apply:

(a)	Despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done.

(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules requires to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain that provision, is deemed to contain that provision.

(e)	If the Listing Rules require this Constitution not to contain a provision and it contains that provision, this Constitution is deemed not to contain that provision.

(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2.	SHARE CAPITAL

2.1	Allotment and issue of Shares under control of Directors

The allotment and issue of Shares is under the control of the Directors. Subject to the Act and the Listing Rules, the Directors:

(a)	may allot, issue or otherwise dispose of Shares to any persons, on any terms and conditions, at that issue price and at those times as the Directors think fit;

(b)	have full power to give any person a call or option over any Shares during any time and for any consideration as the Directors think fit; and

(c)	may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividend, voting, return of Share capital or otherwise) as the Directors determine.

2.2	Company may issue preference Shares

The Company may not issue any preference Shares unless the rights and restrictions attaching to those preference Shares are set out in this Constitution or in a Special Resolution.

2.3	Redeemable preference Shares

The Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed. The terms upon which and the manner in which any redemption is to be effected must, if permitted by law, be specified in the conditions of issue of the preference Shares.

2.4	Rights of holders of preference Shares

All preference Shares issued by the Company confer on the holders of those preference Shares:

(a)	the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company; and

(b)	the right to vote in each of the following circumstances and in no others:

(i)	during a period during which a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s Share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking; and

(vii)	during the winding up of the Company.

2.5	Interest on share capital

The Company is authorised to pay interest on share capital in the circumstances and on the conditions provided for in the Act.

2.6	Brokerage or commission

Subject to the provisions and restrictions contained in the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of the person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company or for procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company. Any brokerage or commission may be paid or satisfied in cash, Shares, debentures or debenture stock of the Company or otherwise.

2.7	Joint Holders

Where 2 or more persons are registered as the holders of any Share, they are deemed to hold the Share as joint tenants with benefits of survivorship, subject to the following provisions:

(a)	the joint holders are jointly and severally liable for all payments (including calls and instalments) which are to be made for the Share;

(b)	on the death of any joint holder, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(c)	any 1 joint holder may give a valid receipt for any dividend, bonus or return of capital payable to the joint holders; and

(d)	delivery of a notice or a certificate for a Share to any joint holder is sufficient delivery to all the joint holders.

2.8	Recognition of trusts or other interests

Subject to the provisions of the Act, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and, accordingly, the Company is not bound to recognise (whether or not it has notice):

(a)	a person as holding a Share upon any trust; or

(b)	any equitable, contingent, future or partial interest in any Share or unit of a Share.

3.	CERTIFICATES

3.1	Certificated holdings

The provisions of this clause 3 apply only to the extent that the Company is required by the Act, the Listing Rules or the ASX Settlement Operating Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

3.2	Issue of certificates

Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the ASX Settlement Operating Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued under the Seal and in accordance with the Act, the Listing Rules and ASX Settlement Operating Rules and must include all information required by the Act, the Listing Rules and ASX Settlement Operating Rules.

3.3	Entitlement of Member to certificate

Subject to this Constitution, every Member is entitled free of charge to 1 certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

3.4	Certificate for joint holders

Where Shares or other marketable securities are registered in the names of 2 or more persons, only 1 certificate is required to be issued for each class of those Shares or marketable securities.

3.5	Cancellation of certificate on transfer

(a)	Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation and a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted must be delivered to the transferee or transmittee within 5 business days after the day of lodgment with the Company of the registrable transfer or transmission notice.

(b)	If registration is required for some only of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

3.6	Replacement of certificates

(a)	The Company must issue a replacement certificate:

(i)	if the certificate is worn out or defaced, upon production of the certificate to the Company to be replaced and cancelled; or

(ii)	if the certificate is lost or destroyed, upon the Company being furnished with:

(A)	evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Act;

(B)	an undertaking to return the certificate, if found, as required by the Act; and

(C)	if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require.

(b)	All replacement certificates must be issued within 5 business days after the Company receives the original certificate or evidence of loss or destruction.

4.	CHESS

4.1	Participation in CHESS

(a)	The Board may at any time resolve that the Company will participate in CHESS.

(b)	This clause 4 will apply if the Company is granted participation in CHESS.

4.2	Compliance with ASX Settlement Operating Rules

The Company must comply with the ASX Settlement Operating Rules if any of its securities are CHESS approved securities. In particular the Company must comply with the requirements of the ASX Settlement Operating Rules and Listing Rules regarding the maintenance of registers, the issuing of holding statements and transfers in relation to its CHESS approved securities.

4.3	Registers

If the Company’s securities are CHESS approved securities, in addition to the CHESS subregister, it must provide for an issuer sponsored subregister, or a certificated subregister, or both (at least if the Company has Restricted Securities on issue).

4.4	No interference with proper ASX Settlement transfer

The Company must not in any way prevent, delay or interfere with the generation or registration of a proper ASX Settlement transfer or the registration of a paper-based transfer in registrable form (which satisfies the requirements of clause 8), except as permitted by clause 8.4, the Listing Rules or ASX Settlement Operating Rules.

5.	LIEN

5.1	Lien

(a)	The Company has a first and paramount lien on every Share for:

(i)	unpaid calls and instalments on those Shares;

(ii)	if the Shares were acquired under an employee incentive scheme, any amount owing to the Company for acquiring those Shares; and

(iii)	any amount the Company is required by law to pay (and has paid) in respect of the Share of a Member or deceased Member.

(b)	A lien extends to reasonable interest at any rates the Directors may determine, and expenses incurred because the amount is not paid.

5.2	Extent of lien

The Company’s lien (if any) on a Share extends to all dividends, bonuses and other monies payable for the Share including the proceeds of sale of the Share, and the Company may deduct or set-off against any dividends, bonuses or other monies, any monies due and payable to the Company.

5.3	Exemption from lien

The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of clauses 5.1 and 5.2.

5.4	Sale under lien

The Company may sell any Shares on which the Company has a lien in any manner the Directors think fit provided that no sale may be made:

(a)	unless a sum in respect of which the lien exists is presently payable; and

(b)	until the expiration of 30 days after a notice in writing, stating and demanding payment of the amount which is presently payable, has been given to the registered holder of the Shares or the person entitled to the Shares because of the death or bankruptcy of the registered holder.

5.5	Proceeds of sale of Shares sold under lien

The net proceeds of the sale of Shares sold under lien (after payment of all costs and expenses incurred in selling the Shares) will be received by the Company and applied in payment of that part of the amount for which the lien exists and which is presently payable and any interest on that amount, and the balance (if any) is to be paid to the person registered as the holder of the Shares immediately before the Shares were sold.

5.6	Transfer on sale under lien

(a)	The Company may do all things necessary to give effect to a sale of Shares on which the Company has a lien, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules or ASX Settlement Operating Rules to effect a transfer of the Shares sold in favour of the purchaser of the Shares.

(b)	The purchaser is to be registered as the holder of the Shares transferred, and is not bound to see to the application of the purchase money, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale.

6.	CALLS

6.1	Directors may make calls

The Directors may make calls as they think fit on the Members for all monies unpaid on the Shares held by the Members that are not monies made payable at fixed times by the conditions of allotment. A call will be deemed to have been made when the Resolution of the Directors authorising that call was passed and may be made payable by instalments. The Directors may revoke or postpone a call.

6.2	Notice of calls

The Company must give written notice of a call at least 30 business days before the call is due. The notice must specify the time and place for payment and any other information required by the Listing Rules. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Member will not invalidate the call.

6.3	Difference in terms of issue as to calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.

6.4	Fixed payments deemed calls

Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date, will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.

6.5	Interest on sums not paid

If a sum called in respect of a Share is not paid on or before the date for payment, then that sum will bear interest from the date for payment to the time of actual payment at any rates as the Directors may determine. The Directors may waive payment of interest, either in whole or in part.

6.6	Payment of calls

Each Member must pay the amount of every call made on it at the times and places appointed by the Directors.

6.7	Proof of calls

In any proceeding for the recovery of monies due for any call, it is sufficient and conclusive evidence of the debt if it is proved that:

(a)	the name of the Member sued is entered in the Register as the holder or 1 of the holders of the Shares in respect of which the call was made;

(b)	the Resolution making the call was recorded in the minute book; and

(c)	notice of the call was given to the Member sued in accordance with this Constitution.

6.8	Prepayment of calls

The Directors may, if they think fit, receive from any Member willing to advance it, all or any part of the amount unpaid upon the Shares held by it beyond the sums actually called up. The Directors may then either:

(a)	if the Member so requests, make a call on the Member for the amount advanced, pro rata in respect of all Shares held by that Member on which monies remain unpaid or on any other basis as agreed between that Member and the Directors; or

(b)	authorise payment by the Company of interest on the whole or any part of the amount so received until the amount becomes due or is repaid at the rate agreed between the Member paying the sum in advance and the Directors. The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance upon giving to the Member 1 Months’ notice of the date for repayment.

7.	FORFEITURE OF SHARES

7.1	Forfeiture upon non-payment of calls

Unless the Directors otherwise determine, any Share upon which a call is unpaid at the expiration of 14 days after the day for its payment will be absolutely forfeited without any Resolution of the Directors or other proceeding. Subject to the Act and the Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.

7.2	Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that a Share in the Company has been forfeited on a date stated in the statement, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

7.3	Effect of forfeiture

Upon forfeiture of a Share:

(a)	the person whose Share is forfeited will cease to be a Member in respect of the forfeited Share;

(b)	that person will lose all entitlements to dividends declared in respect of the forfeited Share and not actually paid; and

(c)	that person remains liable to pay to the Company all money which, at the date of forfeiture, was payable by it to the Company in respect of the forfeited Share together with interest on that amount from the date of forfeiture until payment at the rate determined by the Directors. The Directors are under no obligation to enforce payment.

7.4	Sale of forfeited Share

(a)	If the Directors determine to sell any forfeited Shares, the Company may dispose of any forfeited Shares on any terms and in any manner as the Directors determine, and in accordance with any applicable requirements of the Act and the Listing Rules.

(b)	The Company may do all things necessary to give effect to the sale of the forfeited Shares, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules or ASX Settlement Operating Rules, to effect a transfer and to enable the forfeited Shares to be disposed of.

(c)	The transferee of the forfeited Shares is not bound to see to the application of any money paid as consideration. The title of the transferee to the Shares is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Shares.

7.5	Proceeds of sale

The proceeds of sale of any forfeited Shares received by the Company must be applied in payment of:

(a)	first, the expenses of the sale;

(b)	second, any expenses necessarily incurred in connection with the forfeiture, including any interest accrued;

(c)	third, the calls then due and unpaid; and

(d)	the balance (if any) must be paid to the Member whose Shares have been sold within 5 business days of receipt by the Company of the proceeds of sale.

7.6	Redemption of forfeited Shares

A Share belonging to a person which has been forfeited may be redeemed at any time up to, but not including, the day on which the Share is intended to be sold, by payment to the Company of all calls due on the Share and any other costs and expenses which may be permitted by the Act and the Listing Rules, and on payment the person is entitled to the Share as if the forfeiture had not occurred.

7.7	Surrender of Shares

The Directors may accept the surrender of any Share which they are entitled to forfeit on any terms they think fit and any Share so surrendered may be disposed of in the same manner as a forfeited Share.

8.	TRANSFER OF SHARES

8.1	Transfer document

Subject to this Constitution, the Act, the Listing Rules and ASX Settlement Operating Rules a Member may transfer all or any Shares by a transfer document duly stamped (if necessary) and delivered to the Company. The transfer document must be in writing in the usual or common form or in any other form as the Directors may from time to time prescribe or, in particular circumstances, agree to accept and must signed by or on behalf of the transferor or as otherwise permitted by the Act.

8.2	Registration procedure

Subject to this Constitution, the Act, the Listing Rules and ASX Settlement Operating Rules every transfer document must be delivered to the Company accompanied by the certificate for the Shares to be transferred and any other evidence the Directors may require to prove the title of the transferor or its right to transfer the Shares. All transfer documents that are registered must be retained by the Company but any transfer document which the Directors refuse to register must (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited that document.

8.3	Registration of transfer

Subject to clause 8.4, the Company must register each registrable paper-based transfer of Shares which complies with clauses 8.1 and 8.2, the Act and the Listing Rules and must do so without charge.

8.4	Restrictions on transfer

Except as otherwise provided for in the Listing Rules and ASX Settlement Operating Rules, the Directors may in their absolute discretion ask ASX Settlement to apply a holding lock to prevent a proper ASX Settlement transfer, or refuse to register a paper-based transfer, of a Share where:

(a)	the Company has a lien on the Shares the subject of the transfer;

(b)	the Company is served with a court order that restricts a Member’s capacity to transfer the Shares;

(c)	registration of the transfer may break an Australian law and/or the ASX listing rules where the Company and the ASX have agreed in writing to the application of a holding lock (which must not breach a ASX Settlement Business Rule) or that the Company may refuse to register a transfer;

(d)	during the escrow period of Restricted Securities;

(e)	if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it or the Company is otherwise allowed to refuse to register it under the Listing Rules; or

(f)	the transfer does not comply with the terms of any employee incentive scheme of the Company.

8.5	Notice of refusal to register

(a)	If the Company refuses to register a paper-based transfer under clause 8.4, it must tell the lodging party in writing of the refusal and the reason for it, within 5 business days after the date on which the transfer was lodged.

(b)	If the Company asks ASX Settlement to apply a holding lock under clause 8.4, it must tell the holder of the Shares in writing of the holding lock and reason for it, within 5 business days after the date in which it asked for the holding lock.

8.6	Transfer not complete until name entered in the Register

Subject to the ASX Settlement Operating Rules, the transferor of a Share remains the holder of the Share until the name of the transferee is entered in the Register in respect of that Share.

8.7	More than 3 persons registered

If more than 3 persons are noted in the Register as holders of securities of the Company, or a request is made to register more than 3 persons then (except in the case of executors or trustees or administrators of a deceased Member), the first 3 persons named in the Register or the request (as the case may be) are deemed to be the holders of those securities and no other persons will be regarded by the Company as a holder of those securities for any purpose whatsoever.

9.	TRANSMISSION OF SHARES

9.1	Death of a Member

In the event of the death of a Member:

(a)	where the Member was a joint holder of any Shares, the surviving joint holder (or holders) is (or are) the only person (or persons) recognised by the Company as having any title to or interest in those Shares; and

(b)	the legal personal representatives of the Member (not being 1 of 2 or more joint holders) are the only persons recognised by the Company as having any title to or interest in the Shares registered in its name.

9.2	Transmission on death or bankruptcy

Any person becoming entitled to a Share as a consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon production of any evidence of its entitlement which the Directors may require, elect either to be registered itself as holder of the Share or to have some person nominated by it registered as the transferee of that Share.

9.3	Election as to registration on transmission

If the person becoming entitled to a Share elects to be registered itself, it must deliver or send to the Company a notice in writing signed by it stating that it so elects. If the person becoming entitled to a Share elects to have another person registered, it must effect a transfer of the Share in favour of that person. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares will be applicable to any notices or transfers.

10.	ALTERATION OF CAPITAL

10.1	Company’s power to alter capital

The Company may, by Resolution passed at a general meeting:

(a)	consolidate all or any of its Shares or Options into Shares or Options of a larger amount, as the case may be:

(b)	subdivide its Shares or Options or any of them into Shares or Options of a smaller amount, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided Share or Option is the same as it was for the Share or Option from which the subdivide Share or Option is derived; or

(c)	cancel Shares or Options which have been forfeited, subject to the requirements of the Listing Rules.

10.2	Reduction of Capital

Subject to the Act and the Listing Rules, the Company may reduce its Shares or Options in any manner.

10.3	Power to buy Shares

The Company may, in accordance with the Act and the Listing Rules, buy its own Shares on any terms and conditions determined by the Directors.

10.4	Regulator concerns

Despite any other Article, where either ASIC or ASX expresses concerns regarding the Company’s Option structure or their respective terms then the Company may, by ordinary resolution, amend the structure or the terms attaching those Options.

10.5	Definition

For the purpose of this Article 10, an “Option” is an option to acquire a Share.

11.	VARIATION OR CANCELLATION OF RIGHTS

11.1	Variation or cancellation of rights of class of Shares

Subject to the Act and the Listing Rules, all or any of the rights and privileges attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or cancelled with the consent in writing of the holders of at least 75% of the Shares issued in that class or with the sanction of a Special Resolution passed at a meeting of holders of the Shares of that class. In relation to any meeting to approve that Resolution:

(a)	the necessary quorum is the holders present personally or by proxy attorney or representative and entitled to vote in respect of at least 5% of the issued Shares of the class; and

(b)	the provisions contained in this Constitution relating to notice of meetings, the appointment of a chairman and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will otherwise apply to any meeting of a class.

11.2	No consent or sanction required for redemption

A consent or sanction referred to in clause 11.1 is not required for the redemption of any Shares or any other variation of rights attaching to any Shares where that redemption or variation is in accordance with the terms of issue of those Shares.

11.3	No variation by issue of further Shares ranking equally

The rights conferred upon the holders of the Shares of any class is not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally in respect of those rights.

12.	RESTRICTED SECURITIES

a)	A holder of *restricted securities must not *dispose of, or agree or offer to *dispose of, the *securities during the escrow period applicable to those *securities except as permitted by the Listing Rules or ASX.

Note: If the Constitution allows the restricted securities to be disposed of as permitted by the Listing Rules or ASX, no amendment is needed to permit the transfer of restricted securities if permission is given for the transfer (eg, in the case of a deceased holder)

b)	If the *restricted securities are in the same *class as quoted *securities, the holder will be taken to have agreed in writing that the *restricted securities are to be kept on the entity’s issuer sponsored subregister and are to have a *holding lock applied for the duration of the escrow period applicable to those *securities.

c)	The Company will refuse to acknowledge any *disposal (including, without limitation, to register any transfer) of *restricted securities during the escrow period applicable to those *securities except as permitted by the listing rules or ASX.

d)	A holder of *restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those *securities except as permitted by the listing rules or ASX.

e)	If a holder of *restricted securities breaches a *restriction deed or a provision of the Constitution restricting a *disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those *securities for so long as the breach continues.

f)	Words in this Article 12 which are prefaced by an asterix or * shall have the same meaning given to them under the Listing Rules.

13.	PROPORTIONAL TAKEOVER BIDS

13.1	Definitions

In this clause:

“approving resolution” has the same meaning as in section 648D(1) of the Act;

“approving resolution deadline” has the meaning specified in section 648D(2) of the Act;

“associate” has the meaning specified in section 9 of the Act;

“proportional takeover bid” has the meaning specified in section 9 of the Act;

13.2	Prohibition on registration of transfer unless takeover scheme approved

Where an offer has been made under a proportional takeover bid in respect of Shares included in a class of Shares in the Company the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional takeover bid is prohibited unless and until an approving resolution to approve the proportional takeover bid is passed in accordance with the provisions of this Constitution.

13.3	Approving resolution

An approving resolution is to be voted on at a meeting, convened and conducted by the Company of the persons entitled to vote on the approving resolution under section 648D(1)(b) of the Act.

13.4	Entitlement to vote on approving resolution

A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held Shares included in that class is entitled to vote on an approving resolution and, for the purposes of so voting, is entitled to 1 vote for each of those Shares.

13.5	Bidder and associates not entitled to vote

The bidder or an associate of the bidder is not entitled to vote on an approving resolution.

13.6	Approving resolution passed

An approving resolution is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the Resolution is greater than 50%, and otherwise is taken to have been rejected.

13.7	General meeting provisions to apply

The provisions of this Constitution that apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting that is convened pursuant to this clause and apply as if that meeting was a general meeting of the Company.

13.8	Meeting to be held before approving resolution deadline

Where takeover offers have been made under a proportional takeover bid, then the Directors of the Company must ensure that a Resolution to approve the proportional takeover bid is voted on in accordance with this clause before the approving resolution deadline in relation to the proportional takeover bid.

13.9	Notice as to whether approving resolution is passed

Where an approving resolution to approve a proportional takeover bid is voted on, in accordance with this clause, before the approving resolution deadline in relation to the proportional takeover bid, the Company must, on or before the approving resolution deadline:

(a)	give to the bidder; and

(b)	serve on the ASX if the Company is listed on the ASX,

a notice in writing stating that an approving resolution to approve the proportional takeover bid has been voted on and that the approving resolution has been passed, or has been rejected, as the case requires.

13.10	Approving resolution deemed to have been passed

Where, as at the end of the day before the approving resolution deadline in relation to a proportional takeover bid under which offers have been made, no Resolution to approve the proportional takeover bid has been voted on in accordance with this clause, an approving resolution to approve the proportional takeover bid is, for the purposes of this clause, be deemed to have been passed in accordance with this clause.

13.11	Effect of this clause

This clause ceases to have effect on the third anniversary of the date of its adoption or of its most recent renewal.

14.	UNMARKETABLE PARCELS

14.1	Definitions

In this clause:

“Authorised Price” means the price per Share equal to the average of the last sale price of the Shares of the Company quoted on the ASX (if the Company is listed on the ASX) for each of the 10 trading days immediately preceding the date of any offer to purchase Unmarketable Parcels accepted by the Company pursuant to this clause;

“Effective Date” means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this clause;

“Marketable Parcel” means a number of Shares equal to a marketable parcel as defined in the Listing Rules, calculated on the day before the Company gives notice under clause 14.2;

“Unmarketable Parcel” means a number of Shares which is less than a Marketable Parcel; and

“Unmarketable Parcel Holder” means a Member holding less than a Marketable Parcel.

14.2	Notice to Unmarketable Parcel Holder

The Company may give written notice to an Unmarketable Parcel Holder advising of the Company’s intention to sell its Unmarketable Parcel under this clause, unless the Unmarketable Parcel Holder, within 6 weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares in which case the provisions of this clause will not apply to the Shares held by that Unmarketable Parcel Holder.

14.3	Revocation or withdrawal of notice

If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this clause, it may at any time prior to the Effective Date revoke or withdraw that notice and the provisions of this clause will then apply to the Shares held by that Unmarketable Parcel Holder.

14.4	Sale of Unmarketable Parcels

Subject to clause 14.2, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times that the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:

(a)	appoints the Company as its agent to sell all the Shares held by it at a price not less than the Authorised Price;

(b)	appoints the Company and each Director and Secretary from time to time jointly and severally as its attorney in its name and on its behalf to effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares;

(c)	appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this clause.

14.5	Company may not sell below Authorised Price

The Company may only sell the Shares of an Unmarketable Parcel Holder if the Company has received offers for all the Shares constituting Unmarketable Parcels at the same price, which may not be less than the Authorised Price.

14.6	Company to pay all costs

The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this clause.

14.7	Title of purchaser of Unmarketable Parcel

Once the name of the purchaser of the Shares sold or disposed of in accordance with this clause is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity in connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.

14.8	Remedy of Unmarketable Parcel Holder

The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

14.9	Evidence of sale in accordance with this clause

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this clause, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.

14.10	Receipt of proceeds of sale

The receipt by the Company of the proceeds of sale of the Shares of an Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

14.11	Company to deal with proceeds of sale

The Company will receive the proceeds of sale of the Shares of each Unmarketable Parcel Holder and will deal with those proceeds as follows:

(a)	the proceeds must be paid into a separate bank account opened and maintained by the Company for that purpose;

(b)	the proceeds must be held in trust for the Unmarketable Parcel Holder;

(c)	the Company must, immediately following a receipt of the proceeds, notify the Unmarketable Parcel Holder in writing that the proceeds of the sale of those Shares have been received by the Company and are being held by the Company pending receipt of the certificate for the Shares sold or disposed of and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;

(d)	the Company must deal with the sale proceeds as instructed by the Unmarketable Parcel Holder on whose behalf they are held if the Member provides to the Company the certificate for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act is provided to the Company; and

(e)	if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are received from the Unmarketable Parcel Holder within 2 years of the proceeds being received by the Company, the Company may deal with those proceeds according to the applicable laws dealing with unclaimed monies.

14.12	Overriding effect of this clause

Subject to clause 14.13 and 14.4, the provisions of this clause 14 have effect despite any other provision of this Constitution.

14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement

This clause 14 ceases to have effect following the announcement of a takeover bid or takeover announcement but, despite clause 14.14, the procedures set out in this clause may be started again after the close of the bids made under the takeover bid or takeover announcement.

14.14	Clause may be invoked only once in any 12 Month period

The provisions of this clause may be invoked only once in any 12 Month period.

15.	GENERAL MEETINGS

15.1	Annual general meetings

Annual general meetings of the Company are to be held in accordance with the Act and the Listing Rules. The business of an annual general meeting is:

(a)	to receive and consider the profit and loss account and balance sheet and the reports of the Directors and of the auditors and the statement of the Directors;

(b)	to elect Directors;

(c)	to appoint the auditor;

(d)	to fix the remuneration of the auditors; and

(e)	to transact any other business which may be properly brought before the meeting.

15.2	General meetings

The Directors may convene a general meeting of the Company whenever they think fit.

15.3	Members may requisition meeting

Members may requisition the holding of a general meeting in accordance with the Act and the Directors must convene a general meeting as soon as practicable after receiving that requisition.

15.4	Notice of general meeting

Notice of every annual general meeting, general meeting or meeting of any class of Members must be given in the manner provided by this Constitution and the Act to the Members and those persons who are otherwise entitled under this Constitution to receive notices.

15.5	Contents of notice of general meeting

Every notice convening a general meeting must include or be accompanied by all information required by the Act and the Listing Rules and must at least:

(a)	set out the place, the day and time for the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the business to be transacted at the meeting and any Special Resolution to be proposed;

(c)	include a statement that:

(i)	a Member entitled to attend and vote is entitled to appoint a proxy;

(ii)	a proxy need not be a Member; and

(iii)	a Member who is entitled to cast 2 or more votes may appoint 2 proxies and must specify the proportion or number of votes each proxy is appointed to exercise;

(d)	be accompanied by an instrument of proxy in the form described in this Constitution or in any other form as the Directors may from time to time prescribe or accept; and

(e)	if required by the Listing Rules, include a voting exclusion statement.

15.6	Omission to give notice

Except as prescribed by the Act, the accidental omission to give notice of a meeting to any Member or the non-receipt of notice of a meeting by any Member does not invalidate any of the proceedings at that meeting.

16.	PROCEEDINGS AT GENERAL MEETING

16.1	Member deemed to be present

A Member may attend a general meeting at which it is entitled to be present, and is deemed to be present, in any of the following ways:

(a)	in person;

(b)	by attorney;

(c)	by proxy;

(d)	in the case of a Member that is a body corporate, by a representative appointed by section 250D of the Act.

16.2	Attorney of Member

Any Member may appoint an attorney to act on its behalf at all meetings of the Company or all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Member’s behalf, a power of attorney must be deposited at the Office or at any place specified in the notice convening that meeting.

16.3	Representative of body corporate

Any Member that is a body corporate may, in accordance with the Act, by Resolution of its Directors authorise any person to act as its representative at any meeting. That representative is then entitled to exercise the same powers as the body corporate appointing the representative could have exercised as a Member, if it were a natural person.

16.4	Quorum for general meeting

No business may be transacted at any general meeting unless a quorum is present at the commencement of the business. A quorum is 3 Members present in person or by attorney or proxy unless there are at the time appointed 2 or less Members in which case a is quorum is all of the Members.

16.5	No quorum

If a quorum is not present within 30 minutes after the time appointed for the meeting, any meeting convened on a requisition of Members is dissolved but any other meeting stands adjourned to the same day in the next week at the same time and place or to any other day, time and place as the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, then those Members who are present in person are deemed to be a quorum and may transact the business for which the meeting was called.

16.6	Chairman of general meeting

The chairman of the Directors, or, in the chairman’s absence, the deputy chairman (if any) will be entitled to take the chair at every general meeting. If there is no chairman or if at any meeting the chairman is not present within 30 minutes after the time appointed for holding the meeting or if the chairman is unwilling to act, the Directors present may choose a chairman. If the Directors do not choose a chairman, the Members present must choose 1 of the Directors to be chairman, and if no Director is present or willing to take the chair, the Members must choose 1 of the Members to be chairman.

16.7	Powers of chairman

The chairman is responsible for the general conduct of the general meeting. At any general meeting, a declaration by the chairman that a Resolution or Special Resolution has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of proceedings of the Company is conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that Resolution or Special Resolution.

16.8	Adjournment of general meeting

The chairman of a general meeting may adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

16.9	Notice of adjourned meeting

If any general meeting is adjourned for more than 1 month, a notice of the adjournment must be given to Members of the Company in the same manner as notice was or ought to have been given of the original meeting.

17.	VOTING

17.1	Resolution determined by majority

At a general meeting all Resolutions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution, the Act or the Listing Rules.

17.2	Casting vote of chairman

In the case of an equality of votes, the chairman will have a casting vote in addition to the vote or votes to which the Chairman may be entitled as a Member, unless the chairman is not entitled for some other reason to cast a vote on the Resolution or if the chairman casts a vote and the Act, the Listing Rules or this Constitution require that no account be taken of the vote, in which case the Resolution is not passed.

17.3	Method of voting

Every Resolution submitted to the meeting, in the first instance, will be determined by a show of hands unless a poll is demanded in accordance with clause 17.4 or the Act either before or on the declaration of the result of the vote on a show of hands.

17.4	Demand for poll

A poll may be demanded on any Resolution by:

(a)	the chairman;

(b)	at least 5 Members present in person or by attorney or proxy or by representative; or

(c)	any 1 or more Members holding Shares conferring not less than 5% of the total voting rights of all Members having the right to vote on the Resolution.

17.5	Conduct of poll

The chairman will decide in each case the manner in which a poll is taken, but in all cases it must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a Resolution or Special Resolution and the number of votes attaching to Shares held or represented by persons voting against the Resolution. Any dispute as to the admission or rejection of a vote will be determined by the chairman and that determination made in good faith will be final and conclusive.

17.6	Votes

Subject to this Constitution, the Listing Rules and the rights or restrictions on voting which may attach to or be imposed on any class of Shares:

(a)	on a show of hands every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy or attorney or representative will have 1 vote; and

(b)	on a poll every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy, attorney or representative will have 1 vote for each fully paid Share held by that Member and a fraction of a vote for each partly paid Share, equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that Share, ignoring any amounts paid in advance of a call.

17.7	Voting if call unpaid on Shares

A Member will not be entitled to vote at any general meeting in respect of Shares held by the Member for which calls or other monies are due and payable to the Company at the time of the meeting. Subject to any restrictions affecting the right of any Member or class of Members to attend any meeting, a Member holding any Shares upon which no calls or other monies are due and payable to the Company is entitled to receive notices and to attend any general meeting and to vote and be reckoned in a quorum despite that monies are then due and payable to the Company by that Member in respect of other Shares held by that Member. Upon a poll, a Member will only be entitled to vote in respect of Shares held by the Member upon which no calls or other monies are due and payable to the Company at the time of the meeting.

17.8	Voting by joint holders

Where there are joint holders of any Share, any joint holder may vote at any meeting either personally or by proxy or attorney or representative in respect of the Shares as if they were solely entitled to those Shares, but if more than 1 joint holder is present at any meeting (whether personally, by proxy or by attorney or by representative) and tenders a vote, only the vote of the joint holder whose name appears first on the register will be counted. Several legal personal representatives of a deceased Member will for the purpose of this clause be deemed to be joint holders of the Shares registered in the name of that Member.

17.9	Voting by transmittee

A person entitled to transmission of a Share under clause 8 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of its right to that Share, may vote at that general meeting in respect of that Share as if the person were registered as the holder of the Share.

17.10	Voting by Member of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under a law relating to mental health, that Member’s committee or trustee or other person who properly has the management of the Member’s estate may, if that person has at least 48 hours before the time notified for a general meeting (or an adjourned meeting) satisfied the Board of its relationship to the Member or the Member’s estate, exercise the rights of the Member in respect of the general meeting as if the committee, trustee or other person were the Member.

17.11	Voting exclusions

If:

(a)	in accordance with the requirements of the Listing Rules; or

(b)	to ensure that a Resolution on which the Act requires that particular persons do not cast a vote so that the Resolution has a specified effect under the Act;

the notice of a general meeting includes any voting exclusion statement specifying that, in relation to particular business to be considered at that general meeting, votes cast by particular persons (whether specified by name or description of particular classes of persons) are to be disregarded by the Company, the Company must take no account, in determining the votes cast on a Resolution relating to that business (whether a Special Resolution or an ordinary Resolution) or for any other purpose, of any vote cast or purported to be cast by or on behalf of any of those persons (whether on a show of hands or on a poll) in relation to that Resolution except to the extent permitted by the Listing Rules.

17.12	Ruling on entitlements and votes

An objection may be raised with the chairman of a general meeting as to the qualification of a purported voter or the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote but that objection may be made only at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered and, in relation to that objection:

(a)	the decision of the chairman is final and conclusive; and

(b)	a vote not disallowed as a result is valid and effective for all purposes.

18.	PROXIES

18.1	Instrument appointing proxy

The instrument appointing a proxy must be in writing and signed by the appointor or the appointor’s attorney duly authorised in writing, or, if the appointor is a body corporate, by its corporate representative or at least 2 of its officers.

18.2	Deposit of proxy with company

The instrument appointing a proxy and the original power of attorney (if any) under which it is signed or a certified copy of the power of attorney must be received by the Company at least 48 hours before the meeting by delivery to the Company’s office, by facsimile received at the Company’s office or at any other place, fax number or electronic address specified for the purpose in the notice of meeting or otherwise by any other means permissible under section 250B of the Act.

18.3	Presence of Member

If a Member is present either in person or by its corporate representative, and a person appointed by that Member as proxy is also present at that meeting, that person may not exercise the rights conferred by the instrument of proxy while the Member is present.

18.4	Validity of vote given in accordance with proxy

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy or attorney voted:

(a)	the Member dies;

(b)	the Member is mentally incapacitated;

(c)	the Member revokes the proxy’s appointment;

(d)	the Member revokes the authority under which the proxy was appointed by a third party; or

(e)	the Member transfers the Share for which the proxy was given.

18.5	Form of proxy

(a)	Every instrument of proxy must specify the Member’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Act.

(b)	The instrument of proxy may be worded so that a proxy is directed to vote either for or against each of the resolutions to be proposed. Any instrument of proxy deposited in accordance with this Constitution in which the name of the appointee is not filled will be deemed to be given in favour of the chairman of the meeting to which it relates. The instrument of proxy may specify the proportion or number of votes that the proxy may exercise.

19.	DIRECTORS

19.1	Number of Directors

The number of the Directors must not be less than 3, nor, until otherwise determined by the Company in general meeting, more than 10.

19.2	No Share qualification

A Director need not be the holder of any Shares in the Company.

19.3	Election of Directors by company

The election of Directors must be by Resolution of the Company in general meeting.

19.4	Directors may fill casual vacancies or appoint additional Directors

Notwithstanding clause 19.3, the Directors have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors must not at any time exceed the maximum number for the time being fixed by or under this Constitution. Any Director appointed under this clause after the Company is Listed must retire from office at, and will be eligible for re-election at the next annual general meeting following their appointment, but that Director will not be taken into account in determining the number of Directors who are to retire by rotation.

19.5	Eligibility for election as a Director

Except in the case of a Director retiring from the Board under this Constitution or a person recommended for appointment by the Board, a person is only eligible to be appointed as a Director by Resolution of the Company in general meeting, where the Company receives at its Office at least 30 business days before the relevant general meeting both:

(a)	a nomination of the person by a Member; and

(b)	a consent to that nomination signed by the person nominated for election as a Director.

19.6	Alternate Director

Subject to the provisions of the Act and the Listing Rules, each Director may from time to time by written notice to the Company appoint any person (whether or not a Member) to act as an alternate Director in their place during any period they think fit. The following provisions apply to any alternate Director:

(a)	that Director may be removed or suspended from office by written notice to the Company from the Director who appointed it;

(b)	that Director is entitled to receive notice of meetings of the Board, to attend meetings (if the Director who appointed it is not present) and to be counted towards a quorum at meetings;

(c)	that Director is entitled to vote at meetings it attends on all Resolutions on which its appointor could vote had that appointor attended and, where that Director is a Director in its own right, it has a separate vote on behalf of the Director it is representing in addition to its own vote;

(d)	that Director may exercise any powers that the appointor may exercise in its own right where the appointor is unavailable for any reason except the power to appoint an alternate Director. The action of an alternate Director will be conclusive evidence as against third parties of the unavailability of the appointor;

(e)	that Director automatically vacates office if the Director who appointed it is removed or otherwise ceases to hold office for any reason;

(f)	that Director, whilst acting as a Director, is responsible to the Company for its own acts and defaults and is not deemed to be the agent of the Director by whom it was appointed;

(g)	that Director is not entitled to receive any remuneration from the Company but is entitled to reimbursement for reasonable travelling and other expenses incurred by it in attending meetings of the Board or otherwise on the Company’s business;

(h)	that Director is not to be taken into account in determining the number of Directors for the purposes of this Constitution; and

(i)	that Director may act as an alternate for more than 1 Director.

19.7	Auditor cannot be Director

No auditor of the Company or partner or employee or employer of an auditor can be appointed as a Director or an alternate Director of the Company.

20.	DIRECTOR’S TENURE OF OFFICE

20.1	Directors’ tenure of office

Each Director, subject to the Act, the Listing Rules and this Constitution must not hold office (without re-election) past the third annual general meeting following its appointment or election or 3 years, whichever is longer, after which they must retire from office. This clause does not apply to the managing director, but if there is more than 1 managing director, only 1 is entitled not to be subject to this clause.

20.2	Retirement by rotation

Unless otherwise determined by a Resolution of the Company, while the Company is Listed, one third of the Directors for the time being, or if their number is not a multiple of 3, then the whole number nearest one third, must retire from office at each annual general meeting. The Directors to retire will be those who have been longest in office since their last election, but as between persons who became Directors on the same day, those to retire will, unless they otherwise agree among themselves, be determined by drawing lots. A retiring Director may act as a Director throughout the meeting at which it retires and at any adjournment. This clause does not apply to the managing director, but if there is more than 1 managing director, only the managing director who was first appointed is entitled not to be subject to re-election.

20.3	Retiring Director eligible for re-election

A Director who retires or whose office is vacated under this Constitution will be eligible for election or re-election to the Board. If another person is not elected by the Company to fill the vacated office, the retiring Director will, if offering itself for re-election and not being disqualified under the Act or this Constitution from holding office as a Director, be deemed to have been re-elected as a Director unless at that general meeting:

(a)	it is expressly resolved not to fill the vacated office or to reduce the number of Directors; or

(b)	a Resolution for the re-election of that Director is put and lost.

20.4	Removal of Director by the Company

The Company may by Resolution remove any Director at any time.

20.5	Vacation of office

(a)	The office of a Director will be automatically vacated if:

(i)	the Director becomes an insolvent under administration;

(ii)	the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

(iii)	the Director’s office is vacated or the Director is prohibited from being a Director in accordance with any of the provisions of the Listing Rules, the Act or any order made under the Act;

(iv)	the Director resigns its office by notice in writing to the Company;

(v)	the Director, either by itself or by its alternate Director, fails to attend Board meetings for a continuous period of 3 Months without leave of absence from the Board; or

(vi)	the Director is an executive director upon termination of its employment or services agreement with the Company.

(b)	A Director whose office is vacated under paragraphs (a), (b) or (c) will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.

21.	DIRECTOR’S REMUNERATION

21.1	Remuneration for non-executive directors

Subject to clause 21.3 and the Listing Rules, the Directors will be paid remuneration for services rendered as Directors (but excluding any remuneration payable to any Director under any executive service contract with the Company or a Related Body Corporate) as the Company in general meeting may from time to time determine, which may be divided among the Directors in any proportions and in any manner as they may from time to time determine. The remuneration of a Director will be deemed to accrue from day to day.

21.2	Additional remuneration for extra services

If any Director performs extra services or makes any special exertions, whether in going or residing abroad or otherwise for any of the purposes of the Company, that Director may be paid an additional sum for those services and exertions. This payment may be either in addition to or in place of any remuneration determined under the preceding clause.

21.3	Remuneration to be in accordance with Listing Rules

The remuneration payable to Directors must comply with the Listing Rules and in particular:

(a)	fees payable to non-executive directors must be by way of a fixed sum, and not by way of a commission on or a percentage of profits or operating revenue;

(b)	the remuneration payable to executive directors must not include a commission on or percentage of operating revenue; and

(c)	the total fees payable to Directors must not be increased without the prior approval of Members in general meeting.

21.4	Expenses of Directors

In addition to any remuneration, the Directors must also be paid all travelling and other expenses incurred by them in attending and returning from meetings of the Directors, any committee of the Directors or any general meetings of the Company or otherwise in connection with the business of the Company.

22.	DIRECTOR’S CONTRACTS

22.1	Directors not disqualified from holding office or contracting with the Company

Except as otherwise provided in the Act or the Listing Rules:

(a)	no Director will be disqualified by virtue of its office from holding any office or place of profit (other than as auditor) with the Company or with any company promoted by the Company or with any corporation in which the Company is a Member or which is a Member of the Company or in which the Company is otherwise interested;

(b)	no Director will be disqualified by virtue of its office from contracting with the Company (whether as vendor, purchaser or otherwise);

(c)	no contract referred to in this clause 22 or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested can be avoided and no Director will be liable to account to the Company for any profit arising from that contract or arrangement or from any office referred to in this clause 22.1 by reason only of that Director holding that office or of the Director’s fiduciary relationship with the Company.

22.2	Director can act in professional capacity

Subject to the Act and the Listing Rules, a Director or a Director’s firm may act in a professional capacity (other than as auditor) for the Company and that Director or that Director’s firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

22.3	Director not to vote on contract in which it has a material personal interest

Subject to the Act and the Listing Rules, neither a Director nor its alternate may vote at any meeting of the Board about any contract or arrangement in which the Director has, whether directly or indirectly, a material personal interest, nor be present while the relevant matter is considered at the meeting. However, that Director may execute or otherwise act in respect of that contract or arrangement.

22.4	Directors to declare interest

(a)	Any Director who has a material personal interest in a matter that relates to the affairs of the Company must give the other Directors notice of the interest, unless the interest is of a type referred to in section 191(2)(a) of the Act, or all of the conditions referred to in section 191(2)(c) of the Act are satisfied.

(b)	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the affairs of the Company at the meeting of the Directors as soon as possible after the Director becomes aware of their interest in the matter.

(c)	A Director who has an interest in a matter may give a standing notice to the other Director’s of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Act.

22.5	Directors to declare potential conflicts

Any Director who holds any office or possesses any property the holding or possession of which might (whether directly or indirectly) create duties or interests in conflict with its duties or interests as a Director of the Company must declare the fact of its holding that office or possessing that property and the nature and extent of any conflict at the first meeting of the Directors held after it becomes a Director or (if it is already a Director) at the first meeting of the Directors held after the relevant facts come to its knowledge.

22.6	Secretary to record declarations of Directors

The Secretary must record in the minutes of the meeting any declarations made or notices given by a Director under this Constitution.

23.	POWERS OF DIRECTORS

23.1	Powers of Directors

Subject to the Act and to any provision of this Constitution, the Directors will manage, or cause the management of, the business of the Company and the Directors may pay, or cause to be paid, all expenses incurred in promoting and forming the Company and may exercise, or cause to be exercised, all powers of the Company that are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.

23.2	Powers to borrow or raise money

Without limiting the generality of the previous clause, the Directors may from time to time at their discretion borrow or raise any sum or sums of money or obtain other financial accommodation for the purposes of the Company and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as they think fit and in particular by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled or unpaid capital for the time being.

23.3	Directors may vote Shares in other corporations

Subject to the Act and the Listing Rules, the Directors may exercise the voting power conferred by the Shares in any corporation held by the Company in any manner they think fit, including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any Resolution appointing a Director as an officer of a corporation or voting or providing for the payment of remuneration to officers of the other corporation.

23.4	Agent or attorney

The Directors may at any time appoint any person or persons to be an agent or attorney of the Company for any purposes and with any powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for any period and subject to any conditions as the Directors think fit. Any appointment may be made in favour of any company or the members, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons (whether nominated by the Directors or otherwise) and any document appointing an agent or power of attorney may contain provisions for the protection or convenience of the agent or attorney and of persons dealing with the agent or attorney as the Directors may think fit.

23.5	Sub-delegation of powers

Any agent or attorney appointed by the Directors may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

24.	EXECUTIVE DIRECTORS

24.1	Managing director

The Directors may at any time appoint 1 or more members of the Board to the office of managing director or to any other executive office for any period and on any terms they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any appointment. Any appointment is automatically determined if the person ceases to be a Director.

24.2	Directors may confer powers on executive directors

The Directors may confer upon a managing director or other executive director any of the powers exercisable by the Directors upon those terms and conditions and with any restrictions as they think fit. Any powers so conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.

24.3	Remuneration of executive directors

Subject to the Listing Rules and the terms of any agreement entered into with any executive director, the Board may fix the remuneration of each executive director which may comprise salary or commission on or participation in profits of the Company.

25.	PROCEEDINGS OF DIRECTORS

25.1	Board meetings

The Directors may meet either:

(a)	in person;

(b)	by telephone;

(c)	by audiovisual linkup; or

(d)	by any other instantaneous communications medium for conferring;

for dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.

25.2	Director to be regarded as present at meeting

A Director is regarded as present at a meeting where the meeting is conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, if the Director is able to hear, and to be heard by, all others attending the meeting.

25.3	Place of meeting

A meeting conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, will be deemed to be held at the place agreed upon by the Directors attending that meeting, provided that at least 1 of the Directors present at the meeting was at that place for the duration of the meeting. Meetings may be held outside Australia.

25.4	Convening of Directors meeting

A Director may at any time and the Secretary upon the request of a Director must convene a meeting of Directors.

25.5	Notice of meeting

Notice of every meeting of Directors must be given to each Director then in Australia, but failure to give or receive that notice will not invalidate any meeting.

25.6	Directors may act notwithstanding vacancy

The Directors may act notwithstanding any vacancy on the Board, but if and so long as their number is below the number required for a quorum, they must not act except in the case of emergency or for the purpose of filling up vacancies or summoning a general meeting.

25.7	Quorum for Board meetings

At a meeting of Directors, the number of Directors necessary to constitute a quorum is that number as is determined by the Directors and, unless otherwise determined, is 2.

25.8	Meeting competent to exercise all powers

A meeting of the Directors at which a quorum is present will be competent to exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.

25.9	Chairman of Board meetings

The Directors may elect a chairman and deputy chairman of their meetings and determine the periods for which they are to hold office. If no chairman or deputy chairman is elected or if at any meeting neither the chairman nor the deputy chairman is present at the time appointed for the meeting, the Directors present at the meeting may choose 1 of the Directors present to be chairman of the meeting.

25.10	Documents tabled at meeting

An original document, or a photocopy or facsimile copy of that document, which is in the possession of, or has been seen by, all Directors attending the Directors’ meeting prior to, or at the time of, that meeting, will be deemed to be a document tabled at that meeting.

25.11	Questions to be decided by majority

Questions arising at any meeting of the Board will be decided by a majority of votes of Directors present and voting. Subject to the Listing Rules, in the case of an equality of votes, the chairman of the meeting will have a second or casting vote, but the chairman will not have a second or casting vote where there are only 2 Directors present who are competent to vote on the question at issue.

25.12	Resolution in writing

A Resolution in writing of which notice has been given to all Directors for the time being entitled to receive notice of a meeting of the Directors and which is signed by a majority of Directors for the time being entitled to attend and vote at meetings of the Directors will be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. That Resolution may consist of several documents in like form each signed by 1 or more of the Directors wherever they may be situated. For the purposes of this clause, the signature of an alternate Director will be as effective as, and may be substituted for, the signature of its appointor. The effective date of that Resolution is the date upon which the document or any of the counterpart documents was last signed.

25.13	Resolution passed deemed to be determination of Board

Any Resolution properly passed at a duly convened meeting of the Directors at which a quorum is present will be deemed to be a determination by all the Directors or the Board for the purposes of this Constitution.

25.14	Committee powers and meetings

The Directors may delegate any of their powers to a committee of Directors or to a sole Director as they think fit and may revoke that delegation. Any committee can exercise the powers delegated to it in accordance with any directions that may from time to time be imposed upon it by the Board. The meetings and proceedings of any committee consisting of 2 or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause.

25.15	Validity of acts of Directors

All acts done by any meeting of the Directors or by a committee of the Directors or by any person acting as a Director will be valid even it is discovered afterwards that there was some defect in the appointment or election of that Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.

26.	SECRETARY

A Secretary or Secretaries of the Company must be appointed by the Directors in accordance with the Act. At least 1 Secretary must be ordinarily resident in Australia. The Directors may also appoint acting and assistant Secretaries. Those appointments may be for any term, at any remuneration and upon any conditions as the Directors think fit and any person so appointed may be removed by the Directors.

27.	MINUTES AND REGISTERS TO BE KEPT

27.1	Minutes

The Directors must cause to be entered in minute books of the Company within 1 Month of the relevant meeting, minutes containing details of:

(a)	the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(b)	all declarations made or notices given by any Director (either generally or specifically) of its interest in any contract or proposed contract or of its holding of any office or property whereby any conflict of duty or interest may arise; and

(c)	all Resolutions and proceedings of general meetings of the Company, meetings of the Directors and meetings of any committee of the Directors.

27.2	Minutes to be signed by chairman

Any minutes of any general meetings of the Company, meetings of the Directors or meetings of any committee of the Directors must be signed by the chairman of the meeting or by the chairman of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.

27.3	Registers

In accordance with the provisions of the Act and the Listing Rules, the Directors must cause the Company to keep:

(a)	a register of the holders of any debentures issued by the Company;

(b)	a register of charges; and

(c)	any other registers or subregisters required by the Listing Rules or ASX Settlement Operating Rules.

27.4	Branch registers

The Company may cause a branch register of Members to be kept at any place outside Australia. Subject to the Act, the Directors may make any provisions or arrangements they think fit for the keeping of any branch register, the transfer of Shares to, on or from any branch register and to ensure compliance with the requirements of any local law.

28.	THE SEAL

28.1	Use of common seal

If the Company has a seal:

(a)	the Directors must provide for the safe custody of the Seal;

(b)	the Seal must be used only with the authority of the Directors or a committee of the Directors with authority from the Directors to authorise the use of the Seal;

(c)	every document to which the Seal is affixed must be signed by a Director and countersigned by another Director, a Secretary, an assistant Secretary or another person appointed by the Directors to countersign that document or a class of documents which includes that document.

28.2	Duplicate seals

The Company may have for use in place of its common seal, 1 or more duplicate seals, each of which is a copy of the Seal with the words “duplicate seal” on it.

28.3	Share seal

The Company may also have a duplicate common seal which is a copy of the Seal with the words “share seal” on it. The share seal must only be used in sealing certificates for Shares and other securities of the Company and must be used and affixed in like manner to the Seal.

28.4	Affixing the Share seal

The Board may determine:

(a)	the manner (which may be by a mechanical or other automatic means) in which the share seal is to be affixed and that affixing attested; and

(b)	that the affixing of the share seal need not occur in the presence of any person;

(c)	that no signatures of any persons are required for the affixing of the share seal; and

(d)	that, if signatures are required for the affixing of the share seal, those signatures may be affixed by any mechanical or other automatic means.

29.	Negotiable instruments

All cheques, bills of exchange, promissory notes and other negotiable instruments may be signed, drawn, accepted, made or endorsed (as the case may be) for and on behalf of the Company by any persons and in any manner as the Directors may determine.

30.	RESERVES

30.1	Reserves

Before declaring any dividends, the Directors may set aside out of the profits of the Company any sums they think proper as reserves to be applied to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any property of the Company or for any other purpose the Directors in their absolute discretion consider to be in the interests of the Company. Pending that application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in any investments the Directors think fit (including the purchase of Shares of the Company). The Directors may deal with and vary these investments and dispose of all or any part for the benefit of the Company and may divide the reserves into special reserves as they think fit.

30.2	Carry forward of profits

The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

30.3	Revaluation of assets

Subject to the Act, the Directors may revalue any assets of the Company.

31.	DIVIDENDS

31.1	Power to determine and declare dividends vested in Directors

The power to determine that a dividend is payable and to declare dividends (including interim dividends) is vested in the Directors who may fix the amount and the timing for payment and the method of payment of any dividend in accordance with this Constitution.

31.2	Apportionment of dividends

Subject to this Constitution, the Act, the Listing Rules and the rights of Members entitled to Shares with preferential, special or qualified rights as to dividend, dividends are to be apportioned and paid among the Members in proportion to the amounts paid up (not credited) on the Shares held by them. Any amount paid on a Share in advance of a call will be ignored when calculating the relevant proportion.

31.3	Dividends only payable out of profits

No dividend is payable except out of the profits of the Company. The declaration of the Directors as to the amount of the profits of the Company is conclusive.

31.4	Dividend payable by distribution of assets

(a)	The Directors when declaring a dividend may:

(i)	resolve that the dividend be paid wholly or partly by the distribution of specific assets including bonus Shares or other securities of the Company or any other corporation; and

(ii)	to the extent permitted by law, direct that the dividend be payable to particular Members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining Members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may make the direction despite that by doing so the dividend will form part of the assessable income for taxation purposes of some Members and will not form part of the assessable income of others.

(b)	All matters concerning those dividends including valuation of assets is determined by the Directors as they think expedient.

31.5	Dividends may be payable in foreign currency

Dividends will be declared in Australian currency, but the Directors may, if they think fit, determine that any dividend payable to some or all the Members will be paid in a currency or currencies other than Australian currency and for that purpose the Directors may at the time of declaration of the dividend stipulate a date on which they will determine the rate or rates at which the dividend will be converted into the other currency or currencies. Payment in another currency or currencies of the amount of any dividend converted pursuant to this clause will be deemed as between the Company and all Members to be an adequate and proper payment of the amount of the dividend.

31.6	No interest payable on dividends

Interest is not payable by the Company in respect of any dividend.

31.7	Directors may retain certain dividends

The Directors may retain the dividends payable on any Shares in respect of which any person is entitled to become a Member as a consequence of death, bankruptcy or other operation of law until that person or a nominated transferee becomes a Member in respect of the Shares.

31.8	Directors may deduct from dividends money payable to Company

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by the Member to the Company on account of calls or otherwise.

31.9	Payment of dividends

(a)	Any dividend, interest or other monies payable in respect of any Shares may be paid by cheque sent through the post to:

(i)	the registered address of the Member or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the Register in respect of the joint holding; or

(ii)	to that person at that address as the holder or joint holders may in writing direct.

(b)	Every cheque will be made payable to the order of the person to whom it is sent and is at its risk.

31.10	Unclaimed dividends

Except as otherwise provided by the Act, all dividends unclaimed for 1 year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

31.11	Dividend Reinvestment Plan

The Directors may implement and in their discretion maintain, on terms and conditions determined by the Directors from time to time, a dividend reinvestment plan (the Dividend Reinvestment Plan) for cash dividends paid by the Company in relation to Shares in the capital of the Company to be reinvested by way of subscription for Shares to be issued and allotted by the Company. Participation in the Dividend Reinvestment Plan will be available to those Members who wish to participate in the Dividend Reinvestment Plan and are eligible to do so under the terms and conditions of the Dividend Reinvestment Plan.

31.12	Amendment of Dividend Reinvestment Plan

The Directors may vary, amend or suspend any terms or conditions of the Dividend Reinvestment Plan as and when they think fit in their discretion.

32.	CAPITALISATION OF PROFITS

32.1	Capitalisation of profits

The Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, profit and loss account, arising from a revaluation or sale of assets or otherwise available for distribution to Members. The sum capitalised will be applied for the benefit of Members (in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend) in one or both of the following ways:

(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by those Members; or

(b)	in paying up in full or in part any unissued Shares or debentures of the Company to be allotted and distributed credited as fully paid to those Members.

32.2	Directors powers in relation to capitalisation of profits

In giving effect to any Resolution for capitalisation under clause 32.1, the Directors may:

(a)	appoint any person to make an agreement on behalf of the Members entitled to benefit from the Resolution where that agreement is required under the Act or is otherwise considered by the Directors to be desirable;

(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and

(c)	otherwise make provisions for adjusting differences and settling any difficulty arising pursuant to the Resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.

33.	FINANCIAL STATEMENTS

33.1	Financial records

The Directors must cause financial and other records to be kept to correctly record and explain the transactions and financial position of the Company, to enable true and fair profit and loss accounts and balance sheets to be prepared and to permit preparation of any other documents required by the Act, the Listing Rules or this Constitution. The records must be kept:

(a)	in a manner which will to enable them to be conveniently and properly audited;

(b)	for 7 years after the completion of the transactions or operations to which they relate; and

(c)	at the Office or at any other place as the Directors think fit and at all times be open to inspection by the Directors.

33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting

At each annual general meeting, the Directors must lay before the Company a financial report, a Directors’ report and an auditors report for the last Financial Year of the Company that ended before that annual general meeting which comply with all applicable provisions of the Act and the Listing Rules.

33.3	Financial statements and reports

The Company must cause copies of the Company’s financial statements and other reports to be lodged with the ASIC and sent to holders of its securities as required by the Act and the Listing Rules.

34.	AUDIT

34.1	Auditors

Auditors of the Company are appointed and removed and their remuneration, rights and duties are regulated by the Act.

34.2	Financial statements to be audited

The financial statements of the Company for each Financial Year must be audited by the auditors in accordance with the Act.

34.3	Approval of financial statements

The financial statements of the Company when approved by a general meeting will be conclusive except as regards any error identified within 3 Months after the date of approval. If any error is identified within this period, the financial statements must then be corrected and are then conclusive.

34.4	Register to be audited

The Register, including any subregisters kept pursuant to the Listing Rules or ASX Settlement Operating Rules, and any branch register of Members of the Company must be audited at least once every 12 Months or whenever the ASX (if the Company is listed on the ASX) otherwise asks.

35.	INSPECTION OF RECORDS

Subject to the Act, the Directors may determine whether, to what extent, at what times and places and under what conditions the accounting and other records of the Company or any of them will be open to the inspection of the Members. No Member (who is not a Director) will have any right to inspect any account, book or document of the Company or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of the Company except as provided by the Act or as authorised by the Directors or a Resolution of the Company in general meeting.

36.	NOTICES

36.1	Service of notices by Company

A notice may be given by the Company to any Member either personally, by facsimile or electronically to the relevant facsimile number or electronic address of the Member as shown on the Register or provided by the Member, by sending it by post addressed to the Member at its address as shown in the Register or otherwise by any method (including by advertisement) as the Directors may determine.

36.2	Posting notices to overseas Members

In the case of a Member whose registered address is outside Australia, a notice sent by post will be sent by airmail.

36.3	Notices to joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name appears first in the Register and that notice will be sufficient notice to all the joint holders.

36.4	Notice deemed to be served

(a)	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.

(b)	Any notice sent by post will be deemed to have been served on the day following the day on which the notice is posted unless sent by airmail to an address outside the country in which it was posted, in which case it will be deemed to have been served on the fifth day following the day on which it is posted.

(c)	A notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent.

36.5	Service by post

In proving service by post, it will be sufficient to prove that the notice was properly addressed and posted with the required postage. A certificate in writing signed by any manager, Secretary or other officer of the Company that the notice was so addressed and posted is conclusive evidence of proper service by post.

36.6	Notices to Members whose whereabouts unknown

Where:

(a)	the Company has bona fide reason to believe that a Member is not known at the address shown for that Member in the Register;

(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Member; and

(c)	the enquiry either elicits no response or a response indicating that the Member’s present whereabouts are unknown;

all future notices will be deemed to be given to the Member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of 48 hours and will be deemed to be duly served at the commencement of that period. This clause will apply unless and until the Member informs the Company that the Member has resumed residence at the Member’s address shown in the Register or notifies the Company of a new address to which the Company may send the Member notices (which new address is deemed to be the Member’s registered place of address).

36.7	Notices binding on transferees

Every person who by operation of law, transfer or otherwise becomes entitled to any Share will be bound by every notice in respect of the Share which, prior to its name and address being entered on the Register, is duly given to the person from whom it derives its title to the Share.

36.8	Notice to deceased or bankrupt Members

Any notice or document given to a Member will be deemed to have been duly given in respect of any Shares held solely or jointly by the Member despite that the Member is deceased or bankrupt and whether or not the Company has notice of its decease or bankruptcy until some other person is registered in its stead as the holder or joint holder.

36.9	Signing of notices

The signature to any notice to be given by the Company may be written or printed.

36.10	Counting of days

Where a given number of days’ notice or notice extending over any other period is required to be given, the day on which notice is deemed to be given will not be counted in the number of days or other period.

37.	WINDING UP

37.1	Distribution of surplus assets

If in a winding up, there remains any assets available for distribution to Members, then subject to the rights of the holders of Shares issued upon special terms and conditions, this Constitution, the Act and the Listing Rules, those assets will be distributed amongst the Members in returning capital paid up on their Shares and distributing any surplus in proportion to the amount paid up (not credited) on Shares held by them.

37.2	Fee or commission paid to liquidator to be approved in general meeting

No fee or commission will be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the approval of the Company in general meeting, that meeting to be convened by notice specifying the fee or commission proposed to be paid.

37.3	Distribution in specie

If the Company is wound up (whether voluntarily or otherwise), the liquidator may, with the sanction of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company and may, subject to obtaining the same sanction, vest any part of the assets of the Company in trustees upon those trusts for the benefit of the contributories or any of them as the liquidator thinks fit. For the purposes of this clause, the liquidator may set values as it considers fair and reasonable on any property to be divided and determine how the division is to be carried out.

38.	INDEMNITY AND INSURANCE

38.1	Indemnity

To the extent permitted by law:

(a)	the Company must indemnify each Director and other officer of the Company against any liability (other than legal costs) incurred in acting as a Director or officer of the Company other than:

(i)	a liability owed to the Company or a Related Body Corporate;

(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Act; or

(iii)	a liability that did not arise out of conduct in good faith;

(b)	the Company must indemnify each Director and other officer of the Company for costs and expenses incurred by a Director or officer of the Company in defending an action for a liability incurred in acting as a Director or officer of the Company except for legal costs incurred:

(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director or officer is found to have a liability for which they could not be indemnified under subclause (a) above;

(ii)	in defending or resisting criminal proceedings in which the Director or officer is found guilty;

(iii)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order; or

(iv)	in connection with proceedings for relief to the Director or other officer under the Act in which the relief is denied by the court; and

(c)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director or officer, on the condition that the Director or officer must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director or officer for those legal costs.

38.2	Insurance

To the extent permitted by law the Company may pay, or agree to pay, a premium in respect of a contract insuring a person who is or has been a Director or other officer of the Company or of a subsidiary of the Company other than a liability arising out of:

(a)	conduct involving wilful breach of duty in relation to the Company; or

(b)	a contravention of section 182 or 183 of the Act.

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